Exhibit 4.3


                         COMMON STOCK PURCHASE AGREEMENT

                            Dated as of June 20, 2001
                                 by and between
                             Wasatch Pharmaceutical
                                       and
                                   David Giles

         THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") made as of June 20, 2001, by and between Wasatch Pharmaceutical, Inc. ("Issuer") and David Giles (the "Buyer").

                                       RECITALS:

         WHEREAS, the Buyer agreed to allow the Issuer to use the Buyer's Class A and Class B warrants and rights to the underlying shares of common stock, registered in the registration statement that became effective on April 12, 2001, as collateral for a loan to be made to the Issuer.

         WHEREAS, pursuant to the terms of the Agreement, the Company has agreed, among other things, to issue to the Buyer options to purchase a 1,000,000 shares of Common Stock, exercisable according to Section 1.3.

                                        TERMS:

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       SALE AND PURCHASE OF COMMON STOCK.

         1.1 Option to Buy. Subject to the terms and conditions of this Agreement, Issuer hereby irrevocably grants Buyer an option ("Option") to purchase up to 1,000,000 shares of the Issuer's common stock ("Shares").

         At any time during the Option Period, as set forth in Section 1.3, the Buyer may exercise his option to purchase the shares, any number of times up to and until all of the Shares offered herein are purchased.

         1.2 Purchase Price. Upon Issuer's receipt of an Exercise Notice (in the form of Exhibit 1.1 attached hereto), Issuer will sell and Buyer will purchase the number of Shares set forth in the Exercise Notice.

         1.3 Option Period. The Options to purchase common stock evidenced by this Agreement may be exercised, from time to time, at any time from the date of this Agreement until January 12, 2007(the "Expiration Date"). The period from the date of the Agreement to the Expiration Date shall be referred to in this Agreement as the Option Period. This Agreement shall expire at 5:00 P.M., Pacific Coast Time on the Expiration Date. The Buyer's right to purchase common stock pursuant to the terms of this Agreement shall expire at 5:00 P.M. Pacific Coast Time on the Expiration Date, and all of the Buyer's rights to purchase more shares pursuant to the terms of this Agreement shall cease.

         During the Option Period, the Buyer may purchase up to 500,000 shares of common stock at the exercise price of $0.50 per share, and may purchase a subsequent 500,000 shares of common stock at the exercise price of $2.00 per share. Such exercise prices for each of the warrants is referred to in the Agreement as the "Exercise Price."

2.       REGISTRATION RIGHTS

         2.1 Filing Registration Statement. The Issuer shall file a registration statement ("Registration Statement") on Form SB-2 (or other suitable form, at the Company's discretion), covering the resale of the shares of common stock purchased by the Buyer and shall cover, to the extent allowed by applicable law, such indeterminate number of additional shares of common stock that may be issued or become issuable by the Company pursuant to Rule 416 of the Securities Act.

         2.2 Registration Effective Date. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC.

         2.3 Shelf Registration. The Registration Statement shall be prepared as a "shelf" registration under Rule 415, and shall be maintained effective until all of the Buyer's securities are resold pursuant to the Registration Statement.

         2.4 Supplemental Registration Statement. Anytime the Registration Statement does not cover a sufficient number of shares of common stock to cover all of the outstanding shares held by the Buyer, the Company shall promptly prepare and file with the SEC such supplemental Registration Statement(s) and prospectuses used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all of the Buyer's shares and shall use its best efforts to cause such supplemental Registration Statement to be declared effective as soon as possible.

         2.5 Obligations of the Company. Whenever required under this Agreement to effect the registration, the Company shall, as expeditiously and reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to the subject securities and use its best efforts to cause the registration statement to become effective and to remain effective until the Buyer resales the subject securities pursuant to the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus or prepare and file any additional registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all the Buyer's shares covered by the supplemental registration statements or such prior registration statement and to cover the resale of all of the Buyer's shares.

                  (c) Furnish to the Buyer such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as may be reasonably requested in order to facilitate the disposition of the Buyer's shares.

                  (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of the jurisdictions in which the Holders are located, of such other jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement and of all other jurisdictions where legally required, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (f) As promptly as practicable after becoming aware of such event, notify the Buyer of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Buyer as the Buyer may reasonably request.

                  (g) Provide Buyer with notice of the date that a Registration Statement or any Supplemental Registration Statement registering the resale of the Buyer's shares is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.

                  (h) Provide Buyer the opportunity and a reasonable amount of time, based upon reasonable notice delivered by the Company, to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers and directors for questions regarding such information as it relates to information contained in the Registration Statement.

                  (i) Provide Buyer with the opportunity to review the Registration Statement and all amendments or supplements thereto prior to their filing with the SEC.

                  (j) Provide Buyer with prompt notice of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for such purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any is issued, to obtain the removal thereof at the earliest possible date.

         2.6 Expenses. All expenses, other than commissions and fees, incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

3.       REPRESENTATIONS AND WARRANTIES OF ISSUER.

         3.1  Issuer represents and warrants to Buyer as follows:

                  3.1.1 Reporting Company. Issuer is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "`34 Act").

                  3.1.2 Authorized Shares. The Shares constitute a part of the authorized common stock of Issuer and will upon purchase by Buyer be part of the issued and outstanding common stock of the Issuer. The Issuer, pursuant to a resolution of its board of directors, shall provide a certified copy of which is attached hereto as Exhibit 1.2, indicating that the board of directors has authorized the Issuer to execute this Agreement and all other documents and agreements contemplated hereby.

                  3.1.3 Ownership. Upon Buyer's purchase of any or all of the Shares, Buyer will own the Shares free and clear of any liens, claims or encumbrances of any kind or nature. The Shares will be fully paid for and non-assessable.

                  3.1.4. Issue Authority. Issuer has the authority to enter into this Agreement and consummate the transactions contemplated hereby in accordance with all applicable federal, state and local laws, rules and regulations including the 1933 Act and 1934 Act.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         4.1  Buyer hereby represents and warrants to Issuer as follows:

                  4.1.1 Investment Experience. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares, which are substantial and has in fact evaluated such merits and risks in making its decision to invest in the Shares. The Buyer, by virtue of its business and financial expertise, has the capacity to protect its own interest in connection with this transaction, or has consulted with tax, financial, legal or business advisors as to the appropriateness of the investment.

5.       APPLICABLE LAW AND JURISDICTION.

         5.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to conflicts of law principles.

         5.2 In the event of any dispute, controversy, claim or difference that should arise between the parties out of or relating to or in connection with this Agreement or the breach thereof, the parties shall endeavor to settle such conflicts amicably among themselves. Should they fail to do so, the matter in dispute shall be settled by arbitration in Salt Lake City, Utah, in accordance with the rules of the American Arbitration Association. Any award or judgment of the arbitrators shall be final and binding on the parties and shall be enforceable in any court of competent jurisdiction. All reasonable attorneys' fees incurred by the prevailing party in the resolution of any dispute, controversy, claim or difference hereunder shall be borne by the losing party.

         5.3 This Agreement may be executed in several counterparts (including by means of telecopied signature pages), each of which shall be deemed an original but all of which shall constitute one and the same instrument.

6.       NOTICES.

         All communications between the parties under the Agreement shall be sent to an address indicated from time to time by the parties in writing.

IN WITNESS WHEREOF, the undersigned Issuer does represent and certify under penalty of perjury that the foregoing statements are true and correct and that by the following signature(s) executed this Agreement on the date marked below.

COMPANY:

         WASATCH PHARMACEUTICAL, INC

         By: /s/ Gary V. Heesch


Buyer:

         By: /s/ David K. Giles